POWER OF ATTORNEY


     I, the undersigned Trustee of the Virtus Global Multi-Sector Income Fund, hereby appoint Mark S. Flynn, Kevin J. Carr and Jennifer S. Fromm, Attorneys-in-Fact, with full power of substitution, and with the full power to sign for me and in my name in the following capacities: any Registration Statements on Form N-2 or Form N-14; all Pre-Effective Amendments to any Registration Statement; any and all subsequent Post-Effective Amendments to said Registration Statements; any supplements or other instruments in connection therewith; any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securitites and Exchange Commission;and generally to do all such things in my name and behalf in connection therewith as said Attorneys-in-Fact deem, together or individually, necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and any rules, regulations or requirements of any federal or state regulatory agency in connection with the filing and effectiveness of any Registration Statement, as amended, and all related requirements of any federal or state regulatory agency.

     I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.


	IN WITNESS WHEREOF, this day of December 21, 2011.



/s/ George R. Aylward
_________________________________________	___________________________________
George R. Aylward, Trustee			Philip R. McLoughlin, Trustee




_________________________________________	___________________________________
Thomas F. Mann, Trustee				William R. Moyer, Trustee





All signatures need not appear on the same copy of this Power of Attorney.